Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 of Astra Space, Inc. of our report dated March 30, 2023 relating to the financial statements, which appears in Astra Space, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
May 16, 2023